CUSIP No. 148435100                                                EXHIBIT NO. 1

                             JOINT FILING AGREEMENT

     CNF Investments LLC, a Maryland limited liability company, and Robert J.
Flanagan, each hereby agrees, in accordance with Rule 13d-1(k) under the
Securities Exchange Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of common stock, par value $0.01 of
Castle Brands Inc. is and will be jointly filed on behalf of each such person and further agrees that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this
Agreement as of the date set forth below.

Dated: February 14, 2007

                                               CNF INVESTMENTS LLC

                                               By: /s/ Robert J. Flanagan
                                                   -----------------------------
                                                   Name: Robert J. Flanagan
                                                   Title: Manager

                                                   /s/ Robert J. Flanagan
                                                   -----------------------------
                                                   Robert J. Flanagan